SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549

                               FORM 8-K

                              Current Report
                      Pursuant to Section 13 or 15(d)
                       of the Securities Exchange Act

                  Date of Report (Date of Earliest Event Reported):
                             December 29, 2009

                              Excel Global, Inc.
             --------------------------------------------
                (Exact name of registrant as specified in its charter)


         Nevada               333-150462         26-0657736
---------------------------------------------------------------------
(State or other jurisdiction    (Commission File Number    (I.R.S. Employer
of incorporation or organization                         Identification Number)

          816 South Robertson Boulevard
          Los Angeles, CA                           90041
---------------------------------------------------------------------
     (Address of principal executive offices,          Zip Code)

                          (310) 623-7505
               ------------------------------------------
          (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02   Termination of a Material Definitive Agreement

On November 28, 2007, the registrant entered into a license agreement with Service Technology, Inc., a non-affiliate. Service Technology granted the registrant a license in perpetuity to the use the customer intelligence application, the Edge, on a non-exclusive basis.

Pursuant to the license agreement, the registrant executed a promissory note to which it was to pay Service Technology $50,000 on or before December 31, 2008 and issued Service Technology 100,000 shares of restricted common stock of the registrant. The promissory note was extended by mutual consent of the parties to December 31, 2009.

Upon further evaluation of the software, the registrant determined that it was unable to implement the use of this particular software with its clients. As a result, on December 29, 2009, the parties entered into a termination agreement. Pursuant to the agreement, the 100,000 shares of restricted common stock were returned to the treasury of the registrant, the promissory note was declared null and void and the registrant agreed to issue Service Technology 10,000 shares of its common stock for the termination of the agreement.


ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS


Exhibits
No.            Description

10.1           Termination Agreement dated December 29, 2009

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Excel Global, Inc.


By:      /s/Betty Sytner
         ------------------------
         Betty Sytner
         Chief Executive Officer


Dated:  February 10, 2010